Exhibit 99.1

Recro Pharma Announces Proposed Public Offering of Common Stock

MALVERN, PA, August 15, 2016 – Recro Pharma, Inc. (“Recro” or the “Company”) (Nasdaq: REPH), a revenue generating specialty pharmaceutical company focused on products for hospital and ambulatory care settings, currently developing non-opioid products for the treatment of serious acute pain, today announced that it intends to offer and sell, subject to market conditions, shares of its common stock in an underwritten public offering. All of the shares to be sold in the offering will be offered by Recro. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Recro intends to use the net proceeds of the proposed offering to fund its ongoing Phase III pivotal clinical trial and safety studies of injectable meloxicam and for general corporate purposes.

Piper Jaffray & Co. is acting as sole book-running manager and representative of the underwriters for the offering. Janney Montgomery Scott is acting as co-manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2015 and declared effective by the SEC on September 1, 2015. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained from Piper Jaffray at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, or by calling (800) 747-3924, or by emailing prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Recro Pharma, Inc.

Recro Pharma is a revenue generating specialty pharmaceutical company focused on products for hospital and ambulatory care settings, currently developing non-opioid products for the treatment of serious acute pain. Recro Pharma is currently developing IV meloxicam, a proprietary, long-acting preferential COX-2 inhibitor for treatment of acute postoperative pain, which has completed four successful Phase II clinical trials in postoperative pain conditions and has reported positive results from its first pivotal Phase III clinical trial in patients following bunionectomy surgery. An additional development candidate, Dex-IN, a proprietary intranasal formulation of dexmedetomidine, is being pursued for the treatment of peri-procedural pain, and has had a past successful Phase II trial in bunionectomy. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress, while maintaining analgesic effect.

Recro Pharma also owns and operates a 97,000 square foot, DEA-licensed facility that manufactures five commercial products and receives manufacturing revenues and royalties associated with the sales of these products.

Cautionary Statement Regarding Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including the Company’s expectations regarding the sale of shares of its common stock in the proposed public offering, its use of the proceeds from the proposed offering and other statements containing the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend,” “expect” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as other risks and uncertainties discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT:

Media Contact:

Argot Partners

Eliza Schleifstein

(973) 361-1546

eliza@argotpartners.com

Investor Relations Contact:

Argot Partners

Susan Kim

(212) 600-1902

susan@argotpartners.com

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